EXHIBIT 23.4


                          Third Party Reviewer Consent

We consent to the reference to us under the captions "Business-Silver Segment-The San Sebastian Mine" and "Business-Gold Segment-The La Camorra Mine" in the Post-Effective Amendment to Registration Statement on Form S-1 of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.



Dated:  April 25, 2003

                                        SRK CONSULTING

                                        By:  /s/ William J. Crowl

                                        Its:  Principal Geologist